WAIVER AGREEMENT

THIS WAIVER AGREEMENT IS MADE as of July 10, 2003 BETWEEN:


          O2DIESEL CORPORATION, a corporation governed by the laws of the State of Washington

          ("O2DIESEL")

                                    - and -

          AAE TECHNOLOGIES INTERNATIONAL PLC, a corporation governed by the laws of The Republic of Ireland

          ("AAE")

                                    - and -

          THE SHAREHOLDERS OF AAE set forth below

          (collectively, the "SHAREHOLDERS").

RECITALS:

A. O2Diesel has made an offer to the shareholders of AAE offering to acquire all of the outstanding ordinary shares in the capital of AAE (the "AAE SUBJECT SHARES") in exchange for common stock in the capital of O2Diesel pursuant to the terms of that certain Recommended Offer document dated June 16, 2003 (the "RECOMMENDED OFFER").

B. O2Diesel, AAE and the Shareholders entered into that certain Support Agreement dated June 17, 2003 as a condition to the completion of the Recommended Offer (the "SUPPORT AGREEMENT").

C. Under the terms of the Recommended Offer and Section 4.1 of Support Agreement, O2Diesel was not obligated to complete the purchase and sale of the AAE Subject Shares unless, at or before the Closing Time (as defined in the Support Agreement), each of the conditions in the Recommended Offer have been satisfied or waived in whole or in part by O2Diesel.

D. Under the terms of the Section 4.2 of Support Agreement, the Shareholders were not obligated to complete the transactions contemplated in the Support Agreement or to tender their AAE Shares (as such term is defined in the Support Agreement) unless, at or before the Closing Time, each of the conditions set forth in Section 4.2 of the Support Agreement have been satisfied or waived in whole or in part by O2Diesel.


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E.   The  Shareholders  and  O2Diesel have agreed to waive certain conditions to the closing of the Recommended Offer pursuant to the terms of this Agreement.

THEREFORE, the parties agree as follows:

     1. O2Diesel, the Shareholders and AAE have agreed to that condition set forth in Section 4.2(3), requiring that the Private Placement shall have closed on or before the Completion Date (as defined in the Support Agreement), shall be deemed to be satisfied by (a) O2Diesel's placement of 630,000 shares of common stock of O2Diesel at US$1.50 per share for proceeds of US$945,000 and (b) the issuance of a convertible note in the principal amount of US$4,000,000 under the terms of that certain Note Agreement dated July 10, 2003.

     2. O2Diesel, the Shareholders and AAE have agreed to that condition set forth in Section 4.2(8), requiring that the board of directors of O2Diesel shall be comprised of six directors, three of whom shall be nominated by the Shareholders, two of whom shall be nominated by O2Diesel and one of whom shall be appointed by the nominees, shall be deemed to be satisfied by O2Diesel's appointment of Anthony Dean Smith, Alan Rae, David Koontz, Karim Jobanputra and Hendrick Rethwilm as directors of O2Diesel effective upon the later of the closing of the Recommended Offer and the expiration of the waiting period under Rule 14f-1 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

     3. O2Diesel, the Shareholders and AAE have agreed to that condition set forth in Appendix I, Part A, Section 2(18), requiring that (a) AAE shall have delivered to O2Diesel audited consolidated financial statements of AAE for the 15 month fiscal period ended December 31, 2002 and unaudited consolidated financial statements of AAE for the three month period ended March 31, 2003 (collectively, the "AAE FINANCIAL STATEMENTS"), and (b) the AAE Financial Statements contain a United States GAAP reconciliation note and comply with the requirements under Item 17 of Form 20-F under the Exchange Act, shall be deemed to be satisfied by AAE's delivery of the AAE Financial Statements; provided that O2Diesel and AAE covenant to deliver United States GAAP reconciliation note within 14 days of the Closing of the Recommended Offer.

     4. O2Diesel and AAE covenant and agree to deliver the AAE Financial Statements containing a United States GAAP reconciliation note and complying with the requirements under Item 17 of Form 20-F under the Exchange Act no later than 14 days after the Closing of the Recommended Offer.

     5. O2Diesel and Shareholders agree that, except as otherwise provided herein, no further action is required to be taken to satisfy the conditions referenced in Sections 1, 2, and 3 of this Agreement.


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     6.   This  Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument. Counterparts may be executed either in original or faxed form and the parties adopt any signatures received by a receiving fax machine as original signatures of the parties; provided, however, that either party providing its signature in such manner shall promptly forward to the other party an original of the signed copy of this Agreement which was so faxed.




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
          IN WITNESS WHEREOF the Parties have executed this Agreement.


                              O2DIESEL CORPORATION

                                  /s/ Eric Boehnke
                                  --------------------------------
                              By: Eric Boehnke, President


                              AAE TECHNOLOGIES INTERNATIONAL PLC

                                   /s/ Alan Rae
                                   -------------------------------
                              By:  Alan Rae, President


SIGNED, SEALED & DELIVERED             |
In the presence of:                    |
                                       |
/s/ Chris Humber                       |  /s/ Alan Rae
--------------------------------------   ---------------------------------------
           Witness                                      ALAN RAE


SIGNED, SEALED & DELIVERED             |
In the presence of:                    |
                                       |
                                       |  Quarryside  Ltd.
                                       |  By: /s/ Kevin J. Lavin
/s/ Chris Humber                       |  Kevin J. Lavin, Attorney-in-fact
--------------------------------------   ---------------------------------------
           Witness                                  QUARRYSIDE LTD.


SIGNED, SEALED & DELIVERED             |
In the presence of:                    |
                                       |
/s/ Chris Humber                       |  /s/ Anthony Dean-Smith
--------------------------------------   ---------------------------------------
           Witness                                 ANTHONY DEAN-SMITH


SIGNED, SEALED & DELIVERED             |
In the presence of:                    |
                                       |
/s/ Chris Humber                       |  /s/ David Koontz
--------------------------------------   ---------------------------------------
           Witness                                   DAVID KOONTZ


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
SIGNED, SEALED & DELIVERED             |
In the presence of:                    |
                                       |
/s/ Chris Humber                          /s/ Victoria Rae
--------------------------------------   ---------------------------------------
           Witness                                   VICTORIA RAE


SIGNED, SEALED & DELIVERED             |
In the presence of:                    |
                                       |
/s/ Chris Humber                          /s/ Pauline Dean-Smith
--------------------------------------   ---------------------------------------
           Witness                                 PAULINE DEAN-SMITH


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